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                                                                   Exhibit 23.2b

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
National Bancshares Corporation of Texas

We consent to incorporation by reference in Registration Statement No. 333-94213 on Form S-8 of National Bancshares of Texas of our report dated March 18, 1999 (except for Note 2 as to which the date is April 19, 1999) relating to the consolidated statements of income, changes in stockholders' equity, and cash flows for the year ended December 31, 1998 for National Bancshares Corporation of Texas and subsidiaries, which report appears in the December 31, 2000 annual report on Form 10-K of National Bancshares Corporation of Texas.

                                      /S/ PADGETT, STRATEMANN & CO., L.L.P.
                                      -------------------------------------
                                      Padgett, Stratemann & Co., L.L.P.


San Antonio, Texas
March 29, 2001